Exhibit 99.1

IA GLOBAL, INC. ANNOUNCES SIGNING OF A BINDING TERM SHEET AGREEMENT TO ACQUIRE THE OUTSOURCING BUSINESS DIVISION OF LINCMEDIA, INC.

SAN FRANCISCO, CA September 6, 2007/Business Wire/

IA Global, Inc. (AMEX: IAO) today announced that it has concluded a binding term sheet agreement to acquire 100% of the outsourcing business division of LINCMEDIA, Inc., a Tokyo, Japan based company.

Established in Tokyo in 1998, the IT Outsourcing division provides large-scale personnel outsourcing services, particularly Help Desk Engineers, Systems Administrators, and Network Engineers on long- and short-term project-based contracts to an extensive client base that includes a number of large multinational companies. The division’s outsourcing services also support new businesses entering the market and those facing the challenges of rapid expansion.

The outsourcing business division being acquired by IA Global is forecasting revenues of $4.6 million in 2007/8 and $5.6 million in 2008/9, and is currently forecasting substantial net profits on those revenues. In addition, the acquisition will provide IA Global companies, including Global Hotline’s call centers and its recent investments in Slate Consulting and GPlus Media, with the resources and expertise required to support and expand their business, and is a vital part of our growth strategy in Japan and Asia. The acquisition is based on a combination of equity and debt financing. IA Global expects to complete definitive acquisition agreements by September 30, 2007.

IA Global CEO, Derek Schneideman, said, “We are delighted to announce the 3rd element of our Human Capital/Human Resources strategy for Japan. The market for recruiting, job sites, people outsourcing and other related services is booming in Japan as the economy expands and the aging population reduces the labor pool. I expect that we will be able to complete additional acquisitions in the near future to complete our strategic initiative of exploiting the highly profitable human resources market in the near future.”

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a strategic holding Company with a dedicated focus on growth through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to grow and enhance the performance of those businesses across all business metrics, and to deliver accelerating shareholder value.

To realize this plan, in fiscal 2007/8 the Company is actively expanding investments in businesses in the consumer, technology, services, and health sectors, sectors with long-term growth prospects in which applying our skills and resources can add significant value to our investments. At the same time, the Company is expanding its reach to encompass the Philippines/ Singapore, India, and Hong Kong/China, and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., an operator of major call centers for telemarketing of telecommunications and insurance products. Since our acquisition of the Global Hotline, Inc. in June 2005, its business has expanded rapidly with the signing of significant multi-year contracts with major corporations. With these revenue streams in place, revenues in 2007/8 are expected to more than double year on year from $47 to $55 million.

In Australia, the Company has a 36% stake in Australian Secured Financial Limited and its affiliates, Australian Secured Investments Ltd, ADJ Services Pty Ltd. and Auslink Ltd (collectively, “ASFL”) which raise funds through the issuance of debentures within Australia and provide short term, secured, real property loans to businesses and investors in Australia.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Specifically, the comments concerning the profitability, revenue growth and potential new contracts of Global Hotline, LINCMEDIA, INC. revenues and target sectors and markets are forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability for the significant contracts. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.